UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019 (October 29, 2019)

EVERSOURCE ENERGY
(Exact name of registrant as specified in its charter)

Massachusetts	1-5324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, MA 01104
(Address of principal executive offices, including zip code)

(800) 286-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2019, Leon J. Olivier, Executive Vice President-Enterprise Energy Strategy and Business Development of Eversource Energy (the “Company”), informed the Company of his decision to retire effective December 31, 2019. Effective upon Mr. Olivier’s retirement, the Company’s Enterprise Energy Strategy and Business Development function will report to and be led by Joseph R. Nolan, Executive Vice President-Strategy, Customer and Corporate Relations, and James W. Hunt., Jr., Senior Vice President-Communications, External Affairs and Sustainability. Following his retirement, Mr. Olivier, 71, has agreed to be available as a strategic advisor to Eversource chairman, president and chief executive officer, Jim Judge.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY (Registrant)

Date: November 4, 2019	By: /s/ GREGORY B. BUTLER
Gregory B. Butler Executive Vice President and General Counsel